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RENTRAK REPORTS FISCAL 2015 SECOND QUARTER FINANCIAL RESULTS

-- TV Business Revenue Increases 85 Percent;
Total Company Quarterly Revenue Growth Accelerates to 41 Percent --

PORTLAND, OR (November 6, 2014) - Rentrak Corporation (Nasdaq: RENT), the leader in precisely measuring movies and TV everywhere, today announced financial results for its second fiscal quarter ended September 30, 2014.

Revenue for Rentrak’s TV Everywhere™ business increased 85 percent for the second quarter of fiscal 2015 to $13.3 million, up from $7.2 million for the same period last year. Total company revenue(1) increased 41 percent to $25.2 million for the second quarter of fiscal 2015, up from $17.8 million for the same period last year.

(revenue in millions)	2Q FY15	2Q FY14	Percent Change
TV Everywhere™	$13.3	$7.2	85%
Movies Everywhere™	$7.4	$6.3	16%
OnDemand Everywhere®	$3.3	$3.2	6%
Other services*	$1.2	$1.1	7%
Total Revenue	$25.2	$17.8	41%
Numbers may not sum due to rounding.

* Other services includes the company’s Studio Direct Revenue Share (DRS) and Home Entertainment
Essentials information businesses.

“Our second quarter was solid, with accelerating quarterly total revenue growth, 85 percent gains in our TV business and 16 percent gains in our movie business,” said Bill Livek, Rentrak’s Vice Chairman and CEO. “We have generated strong momentum over the last few months, including the acquisition of WPP’s Kantar’s U.S.-based television measurement assets, the addition of GroupM as a client and partner and the expansion of our relationship with Fox to include several of their broadcast networks. We look forward to the future with optimism as we continue to develop innovative products that provide increasing value to the entertainment and advertising industries.”

Gross margin improved to 68 percent of revenue for the second quarter of fiscal 2015, up from 62 percent for the same period last year. The increase was primarily due to the growth in revenue, since the costs associated with the company’s data supplier agreements are largely fixed.

Operating expenses for the second quarter of fiscal 2015 totaled $17.6 million, versus $13.5 million for the second quarter of fiscal 2014. The increase primarily related to increases in headcount and stock-based compensation expenses.

(1) Rentrak’s Pay Per Transaction® (PPT®) business is now reflected in its entirety as discontinued operations as a result of the company’s plan to divest this business. All periods presented have been revised to reflect this presentation. Unless otherwise noted, all discussions in this press release relate to continuing operations.

Rentrak Reports Fiscal 2015 Second Quarter Financial Results
November 6, 2014

Operating loss for the second quarter of fiscal 2015 was reduced to $416,000, which included $2.1 million in stock-based compensation costs, $600,000 in costs related to the contingent consideration associated with the company’s acquisition of iTVX in August 2013 and $270,000 in acquisition costs. Operating loss for the second quarter of fiscal 2014 was $2.4 million, which included $1.2 million in stock-based compensation costs, $800,000 in costs related to the contingent consideration associated with the acquisition of iTVX and $106,000 in acquisition costs. Excluding these amounts for both periods, operating income would have improved significantly to $2.5 million for the second quarter of fiscal 2015, compared with a loss of $293,000 for the second quarter of fiscal 2014.

Loss from continuing operations, net of income taxes, totaled $733,000, or $0.06 per share, for the second quarter of fiscal 2015, versus a loss of $1.5 million, or $0.12 per share, for the same period last year. Excluding the costs mentioned above for both periods, as well as the net loss attributable to noncontrolling interest, income from continuing operations, net of income taxes, for the second quarter of fiscal 2015 would have been $2.3 million, or $0.17 per diluted share, compared with $386,000, or $0.03 per diluted share, for the same period last year.

Net loss, including discontinued operations, was $374,000, or $0.03 per share, for the second quarter of fiscal 2015, compared with a loss of $634,000, or $0.05 per share, for the second quarter of fiscal 2014. Excluding the costs mentioned above for both periods, net income would have been $2.6 million, or $0.19 per diluted share, compared with net income of $1.2 million, or $0.10 per diluted share, for the same period last year.

Adjusted EBITDA (a non-GAAP measure) grew to $4.3 million for the second quarter of fiscal 2015, from $1.2 million for the same period last year. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables at the end of this press release.

Rentrak generated $6.7 million in cash from operating activities, including discontinued operations, for the second quarter of fiscal 2015, compared with $2.9 million for the second quarter of fiscal 2014. The company generated $6.1 million in cash from operating activities, including discontinued operations, for the first half of fiscal 2015, compared with $6.2 million for the first half of fiscal 2014.

Rentrak’s cash, cash equivalents and marketable securities balance increased to $23.3 million at September 30, 2014, up from $22.0 million at March 31, 2014.

Rentrak’s recent milestones include:

•	Agreeing to acquire the assets of the U.S. television measurement business of WPP's Kantar business unit.

•	Entering into an agreement with WPP’s GroupM to provide Rentrak’s national and local TV measurement services to GroupM’s U.S. media agencies.

•	Expanding its agreement with Fox Networks Group to include TV ratings measurement and single source consumer data reporting for FOX Broadcasting, FX Networks and The National Geographic Channel.

•	Working with Zenith Media to provide Rentrak's massive and passive TV currency for local television buying.

•	Being awarded a patent for the identification of when TV sets are off but the set-top-box is on, which is crucial to the measurement of viewing based on return-path TVs.

Long-Term Outlook
Rentrak said that it remains confident in its ability to continue generating substantial growth in revenue, including:

•	80 percent annual growth in its TV Everywhere™ business through fiscal 2016.

•	15 percent annual growth in its Movies Everywhere™ business for the foreseeable future, up from a prior forecast of 12 percent.

•	20 percent annual growth in its OnDemand Everywhere® business for the foreseeable future.

•	5 percent annual decline in its Other services that measure physical DVDs.

Conference Call
Rentrak will hold a conference call at 5:00 p.m. ET/2:00 p.m. PT today to discuss its fiscal 2015 second quarter financial results. Shareholders, members of the media and other interested parties may participate in the call by dialing 866-652-5200 from the U.S. or Canada, or 412-317-6060 from international locations, conference ID 10054494. This call is being webcast and can be accessed at Rentrak’s web site at www.rentrak.com, where it will be archived through November 6, 2015. An audio replay of the conference call will be available until November 14, 2014 by dialing 877-344-7529 from the U.S. or Canada, or 412-317-0088 from international locations, passcode 10054494.

Rentrak Reports Fiscal 2015 Second Quarter Financial Results
November 6, 2014

About Rentrak Corporation
Rentrak (RENT) is the entertainment and marketing industries’ premier provider of worldwide consumer viewership information, precisely measuring actual viewing behavior of movies and TV everywhere. Using its proprietary intelligence and technology, combined with advanced demographics, only Rentrak is the census currency for VOD and Movies. Rentrak provides the stable and robust audience measurement services that movie, television and advertising professionals across the globe have come to rely on to better deliver their business goals and more precisely target advertising across numerous platforms including box office, multiscreen television and home video. For more information on Rentrak, please visit www.rentrak.com.

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of forward-looking words such as “should,” “plan,” “believe,” “expects,” “anticipate,” or “continues” or the negative thereof or variations thereon or comparable terminology. Forward-looking statements in this release include, without limitation, Rentrak’s ability to continue generating substantial growth in its TV Everywhere™ business and expected rates of growth for Rentrak’s Movies Everywhere™ and OnDemand Everywhere® businesses, expected rate of decrease in its service that measures physical DVDs, expected completion of the acquisition of the assets of the U.S. television measurement business of WPP’s Kantar business unit, and expected divestiture of the PPT® business. These forward-looking statements are based on Rentrak’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements are not guarantees of future performance and Rentrak’s actual results may differ significantly as a result of a number of factors, including the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new products to create new revenue streams, its ability to successfully integrate acquired businesses, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak’s financial results are described in Rentrak’s reports on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

RENTF
(Financial Tables Follow)

Rentrak Reports Fiscal 2015 Second Quarter Financial Results
November 6, 2014

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Operations (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue	$25,241	$17,843	$47,585	$34,525
Cost of revenue	8,040	6,829	15,644	13,118
Gross margin	17,201	11,014	31,941	21,407
Operating expenses:
Selling, general and administrative	14,544	11,332	27,378	22,186
Research, technology and innovation	3,073	2,121	6,337	3,991
Total operating expenses	17,617	13,453	33,715	26,177
Loss from continuing operations	(416)	(2,439)	(1,774)	(4,770)
Other income, net	20	44	40	91
Loss from continuing operations before income taxes	(396)	(2,395)	(1,734)	(4,679)
Provision (benefit) for income taxes	337	(937)	365	(1,262)
Loss from continuing operations, net of income taxes	(733)	(1,458)	(2,099)	(3,417)
Income from discontinued operations, net of income taxes	308	802	655	1,563
Net loss	(425)	(656)	(1,444)	(1,854)
Net loss attributable to noncontrolling interest	(51)	(22)	(104)	(29)
Net loss attributable to Rentrak Corporation	$(374)	$(634)	$(1,340)	$(1,825)

Loss per share from continuing operations attributable to Rentrak Corporation common stockholders:
Basic and diluted	$(0.06)	$(0.12)	$(0.16)	$(0.28)

Income per share from discontinued operations attributable to Rentrak Corporation common stockholders:
Basic and diluted	$0.03	$0.07	$0.05	$0.13

Net loss per share attributable to Rentrak Corporation common stockholders:
Basic and diluted	$(0.03)	$(0.05)	$(0.11)	$(0.15)
Shares used in per share calculations:
Basic and diluted	12,514	12,104	12,529	12,083

Rentrak Reports Fiscal 2015 Second Quarter Financial Results
November 6, 2014

Rentrak Corporation and Subsidiaries Condensed Consolidated Balance Sheets (In thousands, except per share amounts) (Unaudited)

	September 30, 2014	March 31, 2014

Assets
Current Assets:
Cash and cash equivalents	$4,476	$5,102
Marketable securities	18,833	16,868
Accounts receivable, net of allowances for doubtful accounts of $85 and $162	14,946	12,199
Taxes receivable and prepaid taxes	—	122
Deferred tax assets, net	38	44
Assets held for sale	4,256	5,443
Other current assets	1,888	2,818
Total Current Assets	44,437	42,596
Property and equipment, net of accumulated depreciation of $25,584 and $23,785	20,513	17,891
Goodwill	6,841	7,034
Other intangible assets, net of accumulated amortization of $3,837 and $3,447	12,156	12,724
Other assets	1,014	1,022
Total Assets	$84,961	$81,267
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,654	$1,766
Accrued liabilities	1,275	370
Accrued data provider liabilities	8,500	4,460
Accrued compensation	5,445	6,743
Deferred revenue and other credits	3,423	2,644
Liabilities held for sale	2,995	3,858
Total Current Liabilities	23,292	19,841
Deferred rent, long-term	2,329	2,413
Accrued compensation, long-term	4,800	4,700
Taxes payable, long-term	542	520
Deferred tax liability, net, long-term	884	759
Total Liabilities	31,847	28,233
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; shares authorized: 75,000 and 30,000; shares issued and outstanding: 12,342 and 12,213	12	12
Capital in excess of par value	85,505	83,562
Accumulated other comprehensive income (loss)	(11)	409
Accumulated deficit	(33,162)	(31,823)
Stockholders’ Equity attributable to Rentrak Corporation	52,344	52,160
Noncontrolling interest	770	874
Total Stockholders’ Equity	53,114	53,034
Total Liabilities and Stockholders’ Equity	$84,961	$81,267

Rentrak Reports Fiscal 2015 Second Quarter Financial Results
November 6, 2014

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	For the Six Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(1,444)	$(1,854)
Income from discontinued operations, net of income taxes	(655)	(1,563)
Adjustments to reconcile net loss to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	3,400	2,824
Stock-based compensation	3,862	3,345
Deferred income taxes	207	154
Loss on disposition of assets	98	—
Realized loss on marketable securities	—	2
Adjustment to allowance for doubtful accounts	(77)	(21)
(Increase) decrease in:
Accounts receivable	(2,747)	(512)
Taxes receivable and prepaid taxes	122	(142)
Other assets	967	(108)
Increase (decrease) in:
Accounts payable	(112)	803
Taxes payable	737	(142)
Accrued liabilities and compensation	(179)	1,093
Deferred revenue	781	(382)
Deferred rent	(85)	64
Net cash provided by operating activities of discontinued operations	1,175	2,627
Net cash provided by operating activities	6,050	6,188
Cash flows from investing activities:
Purchase of marketable securities	(8,000)	(2,500)
Sale of marketable securities	6,000	1,000
Payments made to develop intangible assets	(53)	(104)
Purchase of property and equipment	(5,265)	(3,442)
Net cash used in investing activities of discontinued operations	—	(112)
Cash paid for acquisition, net of cash acquired, and equity investment	—	(322)
Net cash used in investing activities	(7,318)	(5,480)
Cash flows from financing activities:
Proceeds from issuance of common stock	757	653
Net cash provided by financing activities	757	653
Effect of foreign exchange translation on cash	(115)	261
(Decrease) increase in cash and cash equivalents	(626)	1,622
Cash and cash equivalents:
Beginning of period	5,102	3,835
End of period	$4,476	$5,457
Supplemental non-cash information:
Capitalized stock-based compensation	$329	$511
Common stock used to pay for option exercises	1,485	69
Common stock used to pay for taxes associated with option exercises	990	32
Common stock used to pay for taxes associated with vested restricted stock units	2,121	—
Decrease in leasehold improvements related to forgiven loan	—	550
Common stock used to pay for acquisition	—	375

Rentrak Reports Fiscal 2015 Second Quarter Financial Results
November 6, 2014

Rentrak Corporation Reconciliation of GAAP and Non-GAAP Financial Measures Adjusted EBITDA & Non-GAAP Diluted EPS (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2014	2013	2014	2013
Net loss attributable to Rentrak Corporation	$(374)	$(634)	$(1,340)	$(1,825)
Income from discontinued operations, net of income taxes	(308)	(802)	(655)	(1,563)
Adjustments:
iTVX stock-based compensation	600	800	100	800
Reduction in valuation allowance on deferred tax assets	—	(324)	—	(324)
Acquisition costs	270	106	316	190
Stock-based compensation (1)	2,072	1,240	3,762	2,545
Non-GAAP net income (loss)	$2,260	$386	$2,183	$(177)
Provision (benefit) for income taxes	337	(613)	365	(938)
Investment income, net	(40)	(46)	(101)	(93)
Depreciation and amortization	1,745	1,447	3,400	2,824
Adjusted EBITDA	$4,302	$1,174	$5,847	$1,616

EPS (diluted), as reported	$(0.03)	$(0.05)	$(0.11)	$(0.15)
Non-GAAP EPS (diluted)	$0.17	$0.03	$0.16	$(0.01)

Weighted average number of shares used in per share calculations - common stock:
GAAP EPS (diluted)	12,514	12,104	12,529	12,083
Non-GAAP EPS (diluted)	13,469	12,462	13,483	12,083
(1) Excludes iTVX stock-based compensation

About Non-GAAP net income, Adjusted EBITDA and Non-GAAP Diluted EPS
From time to time, Rentrak may refer to Non-GAAP net income, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and “non-GAAP diluted EPS” in its conference calls and discussions with investors and analysts in connection with the company’s reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP diluted EPS does not measure diluted EPS as defined by GAAP, is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. Non-GAAP Diluted EPS uses non-GAAP net income in lieu of GAAP income in calculating EPS. The reconciliation of GAAP and non-GAAP financial measures for the three and six month periods ended September 30, 2014 and 2013 are included in the above table. Rentrak’s management believes that Non-GAAP Diluted EPS and Adjusted EBITDA are helpful as indicators of the current financial performance of the company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the company’s internally-developed software policies and its use of stock-based compensation, Rentrak incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Rentrak also adjusts for acquisition and non-recurring costs as Rentrak’s management believes this provides a useful metric by which to compare the performance from period to period. In addition, Rentrak’s management believes that these costs as well as stock-based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the company. No tax rate was applied to these adjustments because the company has established a valuation reserve against its deferred tax assets. Due to the nature of the company’s equity and stock-based compensation plans and arrangements, costs associated with acquisitions and items which are considered nonrecurring in nature, the company’s diluted EPS, which includes these items, may not be indicative of its on-going operating performance.